UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2009

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 1, 2009, our Board of Directors elected Eric M. Ruttenberg as a director. Mr. Ruttenberg will receive compensation for his service as a director in accordance with our compensation policies for non-employee directors, which are described under “Compensation of Directors” in our proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 10, 2009 (except that the temporary 15% reduction in meeting fees and annual retainers payable to our non-employee directors described in the proxy statement was ended in July 2009 when executive officer salaries were restored). Mr. Ruttenberg will be offered the opportunity to enter into an indemnification agreement with us in substantially the form filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: October 6, 2009	By:	/s/ PAUL B. BOWMAN
Paul B. Bowman
Vice President and Interim Chief Financial Officer